Certification

I, Jonathan Gans, Chief Executive Officer and President of Ironwood Multi-Strategy Fund LLC (the “Fund”), certify that:

1.        The Form N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: July 9, 2012	/s/ Jonathan Gans
Jonathan Gans, Chief Executive Officer and President (principal executive officer)

Certification

I, Laurie Chatoff, Treasurer of Ironwood Multi-Strategy Fund LLC (the “Fund”), certify that:

1.        The Form N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: July 9, 2012	/s/ Laurie Chatoff
Laurie Chatoff, Treasurer
(principal financial officer)

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